Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 26, 2026, with respect to the consolidated financial statements of DBV Technologies S.A. and subsidiaries, incorporated herein by reference.

KPMG S.A.

/s/ Renaud Maxime Cambet

Partner

Paris La Défense, France

June 4, 2026